Exhibit 99.1

Premiere Global Services Reports Q2 Results: Revenues $132.1 up 18%, Operating Income $23.3M up 32%, Diluted EPS $0.19; Company Lowers 2005 Revenue Outlook Primarily Due to Foreign Exchange Rates; Maintains Earnings Guidance

    ATLANTA--(BUSINESS WIRE)--July 27, 2005--Premiere Global Services, Inc. (NYSE: PGI), a global outsource provider of business communications services and business process solutions, today announced results for the second quarter ended June 30, 2005. Revenues were $132.1 million for the quarter, an increase of 18.4% from $111.6 million in the second quarter of 2004. Operating income grew 32.5% in the second quarter of 2005, totaling $23.3 million versus $17.6 million in the comparable prior year period. Income from continuing operations totaled $13.5 million and diluted EPS from continuing operations was $0.19 in the second quarter of 2005, versus breakeven income from continuing operations and diluted EPS from continuing operations of $0.01 in the second quarter of 2004.(1)
    Revenues totaled $259.3 million for the six months ended June 30, 2005, a 19.6% increase from $216.9 million in the comparable prior year period. Operating income grew 37.3% in the first half of 2005, totaling $45.7 million versus $33.3 million in the first half of 2004. Income from continuing operations totaled $26.6 million and diluted EPS from continuing operations totaled $0.37 in the first half of 2005, versus $8.7 million in income from continuing operations and $0.14 in diluted EPS from continuing operations in the comparable prior year period.(1)

    Second Quarter 2005 Accomplishments

    --  Increased Conferencing & Collaboration revenue by 34.1% to
        $66.6 million

    --  Grew Data Communications revenue by 5.7% to $65.5 million

    -- Generated $32.3 million of cash flows from operating activities up 48.8%

    -- Repurchased 502,500 shares of our common stock in the open market

    "I am proud to report another quarter of solid performance," said Boland T. Jones, Founder, Chairman and CEO of Premiere Global Services, Inc. "Growth in our new business process solutions remains on track, as the value of these solutions begins to prove itself in the market, and I remain enthusiastic about our growth prospects. However, the dramatic negative change in foreign currency exchange rates combined with an acceleration in the decline of our legacy broadcast fax business in North America will negatively impact our revenues in the second half of the year resulting in the lowering of our forecast. In light of these recent developments, we are aggressively lowering costs in order to maintain profitability and cash flow generation in-line with our previous guidance."

    Financial Outlook

    The following statements are based on Premiere Global Services' current expectations as of July 27, 2005. These statements are forward-looking statements and actual results may differ materially. The Company assumes no duty to update any forward-looking statements made in this press release. A discussion concerning forward-looking statements is included at the end of this press release and in the Company's filings with the Securities and Exchange Commission.
    The Company has lowered its revenue outlook for the remainder of the year, principally due to adverse movements in foreign currency exchange rates and also due to an acceleration in the decline of revenues generated by the Company's legacy broadcast fax business in North America. Premiere Global now anticipates revenues in 2005 will be in the range of $505 to $510 million, including projected revenue contribution of approximately $5 million from the pending acquisition of Netspoke, which the Company anticipates closing effective early August 2005. Premiere Global believes diluted EPS from continuing operations in 2005 will be in the range of $0.70 to $0.73, as previously guided. The Company plans to discuss its financial guidance on its earnings call this afternoon at 5:00 p.m. Eastern.

    (1)Results in the second quarter and six months ended 2004 were negatively impacted by a charge of approximately $17.0 million associated with the conversion of the Company's subordinated convertible notes due 2008.

    Conference Call

    The Company will hold a conference call at 5:00 p.m. Eastern this afternoon to discuss these results. To participate in the call, please dial-in to the appropriate number 5-10 minutes prior to the scheduled start time: (800) 289-0493 (US & Canada) or (913) 981-5510
(International). The conference call will be simultaneously broadcast over the Internet via SoundCast(R), a Premiere Global service, and can be accessed at http://ir.premiereglobal.com. You may also follow this link for details on the Internet replay and for the text of the earnings release, including the financial and statistical information to be presented in the call.
    A replay will be available following the call at 8:00 p.m. Eastern through midnight Eastern August 5, 2005, and can be accessed by calling (888) 203-1112 (US & Canada) or (719) 457-0820
(International). The confirmation code is 3805459. The Webcast of this call will be archived on the Company's Website at http://ir.premiereglobal.com.

    About Premiere Global Services, Inc.

    Premiere Global Services, Inc. (formerly Ptek Holdings, Inc.) provides business communications services and business process solutions that enable enterprise customers to automate and simplify components of their critical business processes and to communicate more effectively with their constituents.
    We offer data management and delivery solutions and conferencing and collaboration services on an outsource-basis, hosted on our global proprietary platforms. Customers apply our communication technologies-based solutions to a number of business processes, such as receivables collections, continuing education, alerts and notifications, investor calls, statement and invoice delivery, international collaboration, document automation, and other applications, in order to increase efficiency, to improve productivity and to raise customer satisfaction levels.
    With over 2,230 employees in 19 countries around the world, Premiere Global Services(SM) has an established customer base of approximately 54,000 corporate accounts, including a majority of the Fortune 500. Our corporate headquarters is located at 3399 Peachtree Road NE, Suite 700, Atlanta, GA 30326. Additional information can be found at www.premiereglobal.com.

    Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Premiere Global Services' forward-looking statements, including, but not limited to, the following factors: competitive pressures, including pricing pressures; technological change; the development of alternatives to our services; market acceptance of our new services and enhancements; integration of acquired companies; service interruptions; increased financial leverage; our dependence on our subsidiaries for cash flow; foreign currency exchange rates; possible adverse results of pending or future litigation or infringement claims; legislative or regulatory changes; general domestic and international economic, business or political conditions; and other factors described from time to time in our press releases, reports and other filings with the SEC, including but not limited the "Risk Factors Affecting Future Performance" section of our Annual Report on Form 10-K for the year ended December 31, 2004. All forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement.



            PREMIERE GLOBAL SERVICES, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS
           THREE AND SIX MONTHS ENDED JUNE 30, 2005 AND 2004
           (IN THOUSANDS, UNAUDITED, EXCEPT PER SHARE DATA)

                            Three Months Ended      Six Months Ended
                           --------------------   --------------------
                            June 30,   June 30,    June 30,   June 30,
                             2005       2004        2005       2004
                           ---------  ---------   --------------------

REVENUES                   $132,053   $111,553    $259,316   $216,907
OPERATING EXPENSES:
  Cost of revenues
   (exclusive of
   depreciation shown
   seperately below)         47,567     40,225      93,391     79,738
  Selling and marketing      33,813     28,695      66,249     55,616
  General and
   administrative            13,152     12,511      25,162     23,948
  Research and development    2,488      2,925       5,054      5,431
  Depreciation                6,373      6,257      12,925     12,834
  Amortization                3,364      2,058       6,450      3,812
  Restructuring costs           126          -         541          -
  Equity based compensation   1,917      1,332       3,880      2,278
                            --------   --------    --------   --------
    Total operating
     expenses               108,800     94,003     213,652    183,657
                            --------   --------    --------   --------

OPERATING INCOME             23,253     17,550      45,664     33,250
                            --------   --------    --------   --------

OTHER INCOME (EXPENSE):
Interest expense             (1,267)    (1,530)     (2,249)    (3,150)
Interest income                 108        181         420        348
Debt conversion costs             -    (17,027)          -    (17,027)
Loss on sale of marketable
 securities                       -          -        (116)       (87)
Other, net                      (27)       813          66        829
                            --------   --------    --------   --------
    Total other income
     (expense)               (1,186)   (17,563)     (1,879)   (19,087)
                            --------   --------    --------   --------

INCOME (LOSS) FROM
 CONTINUING OPERATIONS
 BEFORE INCOME TAXES         22,067        (13)     43,785     14,163
INCOME TAX EXPENSE
 (BENEFIT)                    8,568         27      17,167      5,484
                            --------   --------    --------   --------
INCOME (LOSS) FROM
 CONTINUING OPERATIONS     $ 13,499   $    (40)   $ 26,618   $  8,679
                            ========   ========    ========   ========

DISCONTINUED OPERATIONS:
  (Loss) gain from
   operations of Voicecom    (1,952)     1,956      (1,952)     1,956
  Income tax (benefit)
   expense                     (683)       761        (683)       761
                            --------   --------    --------   --------
        (Loss) gain on
         discontinued
         operations          (1,269)     1,195      (1,269)     1,195
                            --------   --------    --------   --------

NET INCOME                 $ 12,230   $  1,155    $ 25,349   $  9,874
                            ========   ========    ========   ========

BASIC EARNINGS PER SHARE:
  Income (loss) from
   continuing operations   $ 13,499   $    (40)   $ 26,618   $  8,679
  Net Income               $ 12,230   $  1,155    $ 25,349   $  9,874

  BASIC WEIGHTED AVERAGE
   SHARES OUTSTANDING:       70,532     59,426      70,494     57,776
                            ========   ========    ========   ========

  Basic earnings per share:
    Continuing operations  $   0.19   $  (0.00)   $   0.38   $   0.15
    Discontinued operations$  (0.02)  $   0.02    $  (0.02)  $   0.02
                            --------   --------    --------   --------
    Net Income             $   0.17   $   0.02    $   0.36   $   0.17
                            ========   ========    ========   ========

DILUTED EARNINGS PER SHARE:

  Income from continuing
   operations for purposes
   of computing diluted net
   income per share        $ 13,499   $    582    $ 26,618   $ 10,064
  Net Income for purposes
   of computing diluted net
   income per share        $ 12,230   $  1,777    $ 25,349   $ 11,259

  DILUTED WEIGHTED AVERAGE
   SHARES OUTSTANDING:       72,683     72,278      72,352     71,756
                            ========   ========    ========   ========

  Diluted earnings per
   share:
    Continuing operations  $   0.19   $   0.01    $   0.37   $   0.14
    Discontinued operations$  (0.02)  $   0.01    $  (0.02)  $   0.02
                            --------   --------    --------   --------
    Net Income             $   0.17   $   0.02    $   0.35   $   0.16
                            ========   ========    ========   ========




            PREMIERE GLOBAL SERVICES, INC AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS
                  JUNE 30, 2005 AND DECEMBER 31, 2004
                   (IN THOUSANDS, EXCEPT SHARE DATA)

                                                June 30,     Dec. 31,
                                                  2005         2004
                                               ----------   ----------
                                              (Unaudited)
ASSETS
CURRENT ASSETS
   Cash and equivalents                       $   25,729   $   25,882
   Marketable securities, available for sale           -          576
   Accounts receivable (less allowances of
    $5,863 and $5,706, respectively)              83,895       72,055
   Prepaid expenses and other                      6,933        5,148
   Deferred income taxes, net                     12,856       17,706
                                               ----------   ----------
Total current assets                             129,413      121,367

PROPERTY AND EQUIPMENT, NET                       75,095       74,050

OTHER ASSETS
   Goodwill                                      234,331      192,147
   Intangibles, net                               42,181       40,590
   Deferred income taxes, net                      3,461        3,461
   Other assets                                    4,169        3,861
                                               ----------   ----------
                                              $  488,650   $  435,476
                                               ==========   ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
   Accounts payable                           $   44,318   $   37,337
   Accrued taxes                                   6,215        6,700
   Accrued expenses                               40,139       40,192
   Income taxes payable                           12,905        8,968
   Current maturities of long-term debt and
    capital lease obligations                        665           37
   Accrued restructuring costs                     1,353        1,071
                                               ----------   ----------
Total current liabilities                        105,595       94,305

LONG-TERM LIABILITIES
   Long-term debt and capital lease
    obligations                                   92,244       68,147
   Other accrued expenses                          6,281        6,094
                                               ----------   ----------
Total long-term liabilities                       98,525       74,241

SHAREHOLDERS' EQUITY
Common stock $0.01 par value; 150,000,000
 shares authorized, 72,107,593 and 71,301,577
 shares issued and outstanding at June 30,
 2005 and December 31, 2004, respectively            721          713
Unrealized loss on marketable securities               -            6
Additional paid-in capital                       698,449      694,284
Unearned restricted stock compensation           (15,768)      (4,187)
Note receivable, shareholder                      (1,844)      (5,662)
Cumulative translation adjustment                 (1,724)       2,429
Accumulated deficit                             (395,304)    (420,653)
                                               ----------   ----------
Total shareholders' equity                       284,530      266,930
                                               ----------   ----------
                                              $  488,650   $  435,476
                                               ==========   ==========




            PREMIERE GLOBAL SERVICES, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                SIX MONTHS ENDED JUNE 30, 2005 AND 2004
                       (IN THOUSANDS, UNAUDITED)

                                                   Six Months Ended
                                                        June 30,
                                                    2005        2004
                                                 ---------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net Income                                    25,349       9,874
  Adjustments to reconcile net income to net
  cash provided by operating activities:
     Loss (gain) on discontinued operation          1,269      (1,195)
     Debt conversion costs                              -      17,027
     Depreciation                                  12,925      12,834
     Amortization                                   6,450       3,812
     Amortization of deferred financing costs         224         434
     Loss on sale of marketable securities,
      available for sale                              116          87
     Deferred income taxes                          4,854       1,679
     Gain on disposal of assets                       (45)          -
     Gain on note receivable and other
      liabilities                                       -        (423)
     Restructuring costs, net                         (58)     (2,974)
     Payments for discontinued operations            (541)     (1,142)
     Equity based compensation                      3,880       2,278
     Changes in assets and liabilities:
        Accounts receivable, net                  (10,092)     (3,621)
        Prepaid expenses and other current
         assets                                    (1,917)     (3,024)
        Accounts payable and accrued expenses      10,640      (5,011)
                                                 ---------   ---------
           Total adjustments                       27,705      20,761
                                                 ---------   ---------
           Total cash provided by operating
            activities                             53,054      30,635
                                                 ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES
     Capital expenditures                         (14,264)    (12,119)
     Business acquisitions                        (53,379)    (28,552)
     Sale of marketable securities                    755         667
     Purchase of marketable securities               (306)       (245)
     Proceeds from note receivable                      -       1,600
                                                 ---------   ---------
           Net cash used in investing activities  (67,194)    (38,649)
                                                 ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES
     Principal proceeds under borrowing
      arrangements                                 50,700      20,900
     Principal payments under borrowing
      arrangements                                (28,378)     (5,000)
     Payments received on shareholder note          3,953           -
     Make whole interest payment - convertible
      notes                                             -     (16,255)
     Purchase of treasury stock, at cost          (15,657)     (4,495)
     Exercise of stock options                      6,439       8,218
                                                 ---------   ---------
           Total cash provided by financing
            activities                             17,057       3,368
                                                 ---------   ---------

Effect of exchange rate changes on cash and
 equivalents                                       (3,070)       (423)
                                                 ---------   ---------
NET DECREASE IN CASH AND EQUIVALENTS                 (153)     (5,069)
                                                 ---------   ---------
CASH AND EQUIVALENTS, beginning of period       $  25,882   $  23,946
                                                 ---------   ---------
CASH AND EQUIVALENTS, end of period             $  25,729   $  18,877
                                                 =========   =========


    CONTACT: Premiere Global Services, Inc., Atlanta
             Investor Calls
             Sean O'Brien, 404-262-8462